Exhibit 10.12

AMENDED AND RESTATED GUARANTY AGREEMENT

(LEASE NO. 4)

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) is entered into as of August 4, 2009 by FIVE STAR QUALITY CARE, INC., a Maryland corporation (“Guarantor”), for the benefit of CCOP SENIOR LIVING LLC, a Delaware limited liability company, SNH CHS PROPERTIES TRUST, a Maryland real estate investment trust, SNH NS PROPERTIES TRUST, a Maryland real estate investment trust, SNH SOMERFORD PROPERTIES TRUST, a Maryland real estate investment trust, SNH/LTA PROPERTIES GA LLC, a Maryland limited liability company, SNH/LTA PROPERTIES TRUST, a Maryland real estate investment trust, and SPTIHS PROPERTIES TRUST, a Maryland real estate investment trust (collectively, “Landlord”).

W I T N E S S E T H :

WHEREAS, Guarantor and Landlord and certain affiliates of Landlord are parties to those certain Amended and Restated Guaranty Agreements, dated as of June 30, 2008 and July 1, 2008 (collectively, the “Original Guarantees”); and

WHEREAS, the Original Guarantees guarantee all of the payment and performance obligations of the tenants under those certain Amended and Restated Lease Agreements, dated as of June 30, 2008 and July 1, 2008, as further described in the Original Guarantees (collectively, the “Original Leases”); and

WHEREAS, the landlords and tenants under the Original Leases are conveying their interests in certain of the properties demised thereunder and, in connection therewith, they and certain of their affiliates are amending and restating the Original Leases into separate leases (collectively, the “Restated Leases”); and

WHEREAS, in connection with the execution and delivery of the Restated Leases, Guarantor, Landlord and certain affiliates of Landlord have agreed to amend and restate the Original Guarantees into separate guarantees that will each guaranty all of the payment and performance obligations of each tenant under a Restated Lease; and

WHEREAS, this Guaranty amends and restates the Original Guarantees with respect to that certain Amended and Restated Lease Agreement, dated as of the date hereof, between Landlord and Five Star Quality Care — NS Tenant, LLC, a Maryland limited liability company, Five Star Quality Care Trust, a Maryland business trust and FS Tenant Holding Company Trust, a Maryland business trust (collectively, “Tenant”) (as the same may be amended, modified or supplemented from time to time, the “Amended Lease No. 4”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.             Certain Terms.  Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings ascribed to such terms in the Amended Lease No. 4.  The Amended Lease No. 4 and the Incidental Documents are hereinafter collectively referred to as the “Amended Lease No. 4 Documents”.

2.             Guaranteed Obligations.  For purposes of this Guaranty the term “Guaranteed Obligations” shall mean the payment and performance of each and every obligation of Tenant to Landlord under the Amended Lease No. 4 Documents or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Amended Lease No. 4.

3.             Representations and Covenants.  Guarantor represents, warrants, covenants, and agrees that:

3.1  Incorporation of Representations and Warranties.  The representations and warranties of Tenant and its Affiliated Persons set forth in the Amended Lease No. 4 Documents are true and correct on and as of the date hereof in all material respects.

3.2  Performance of Covenants and Agreements.  Guarantor hereby agrees to take all lawful action in its power to cause Tenant duly and punctually to perform all of the covenants and agreements set forth in the Amended Lease No. 4 Documents.

3.3  Validity of Agreement.  Guarantor has duly and validly executed and delivered this Guaranty; this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Guaranty have been duly authorized by all requisite action of Guarantor and such execution, delivery and performance by Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

3.4  Payment of Expenses.  Guarantor agrees, as principal obligor and not as guarantor only, to pay to Landlord forthwith, upon demand, in immediately available federal funds, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by Landlord in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the Overdue Rate.  Guarantor’s covenants and agreements set forth in this Section 3.4 shall survive the termination of this Guaranty.

3.5  Notices.  Guarantor shall promptly give notice to Landlord of any event known to it which might reasonably result in a material adverse change in its financial condition.

3.6  Reports.  Guarantor shall promptly provide to Landlord each of the financial reports, certificates and other documents required of it under the Amended Lease No. 4 Documents.

3.7  Books and Records.  Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business.  Guarantor shall permit access by Landlord and its agents to the books and records maintained by Guarantor during normal business hours and upon reasonable notice.  Any proprietary information obtained by Landlord with respect to Guarantor pursuant to the provisions of this Guaranty shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to any court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.

3.8  Taxes, Etc.  Guarantor shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon Guarantor or the income of Guarantor or upon any of the property, real, personal or mixed, of Guarantor, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any property and result in a material adverse change in the financial condition of Guarantor; provided, however, that Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if Guarantor shall have set aside on its books such reserves of Guarantor, if any, with respect thereto as are required by generally accepted accounting principles.

3.9  Legal Existence of Guarantor.  Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

3.10  Compliance.  Guarantor shall use reasonable business efforts to comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

3.11  Insurance.  Guarantor shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar businesses and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by Guarantor.

3.12  No Change in Control.  Guarantor shall not permit the occurrence of any direct or indirect Change in Control of Tenant or Guarantor.

4.             Guarantee.  Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof pursuant to any Amended Lease No. 4 Document, or otherwise, and that the Guaranteed Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Amended Lease No. 4 Documents.  With respect to the Guaranteed Obligations which are monetary obligations, this guarantee is a guarantee of payment and not of collectability and is absolute and in no way conditional or contingent.  In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, Guarantor shall, in the case of monetary obligations, within five (5) Business Days after receipt of notice from Landlord, pay or cause to be paid to Landlord the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Amended Lease No. 4 Documents) or, in the case of non-monetary obligations, perform or cause to be performed such obligations in accordance with the Amended Lease No. 4 Documents.

5.             Set-Off.  Guarantor hereby authorizes Landlord, at any time and without notice, to set off the whole or any portion or portions of any or all sums credited by or due from Landlord to it against amounts payable under this Guaranty.  Landlord shall promptly notify Guarantor of any such set-off made by Landlord and the application made by Landlord of the proceeds thereof.

6.             Unenforceability of Guaranteed Obligations, Etc.  If Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Amended Lease No. 4 Documents), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of Tenant thereunder not contemplated by the Amended Lease No. 4 Documents or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Guaranty shall nevertheless remain in full force and effect and shall be binding upon Guarantor to the same extent as if Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

7.             Additional Guarantees.  This Guaranty shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

8.             Consents and Waivers, Etc.  Guarantor hereby acknowledges receipt of correct and complete copies of each of the Amended Lease No. 4 Documents, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any principal of or interest on any of the Guaranteed Obligations, (b) notice of acceptance of this Guaranty and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Amended Lease No. 4 Documents, (d) notice of the terms, time and place of any private or public sale of any collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Amended Lease No. 4 Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) to the extent Guarantor lawfully may do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Guaranty, or any of the Amended Lease No. 4 Documents or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Amended Lease No. 4 Documents).

9.             No Impairment, Etc.  The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to Guarantor, or any waiver by Landlord or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed

Obligations or the Amended Lease No. 4 Documents or any indulgence in or the extension of the time for payment by Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Amended Lease No. 4 Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof (except that with respect to any extension of time for payment or performance of any of the Guaranteed Obligations granted by Landlord or any other holder of such Guaranteed Obligations to Tenant, Guarantor’s obligations to pay or perform such Guaranteed Obligation shall be subject to the same extension of time for performance), or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all of the assets of Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting Tenant or any other guarantor or any assets of Tenant or any such other guarantor, or the release or discharge of Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

10.           Reimbursement, Subrogation, Etc.  Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against Tenant (or any other person against whom Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts owing with respect to the Amended Lease No. 4 Documents, and until all indebtedness of Tenant to Landlord shall have been paid in full, Guarantor shall not have any right of subrogation, and Guarantor waives any defense it may have based upon any election of remedies by Landlord which destroys its subrogation rights or its rights to proceed against Tenant for reimbursement, including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to Landlord.  Until all obligations of Tenant pursuant to the Amended Lease No. 4 Documents shall have been paid and satisfied in full, Guarantor further waives any right to enforce any remedy which Landlord now has or may in the future have against Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by Landlord.

11.           Defeasance.  This Guaranty shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of Guarantor to Landlord under this Guaranty have been satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Tenant), this Guaranty, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

12.           Notices.

(a)  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Guaranty shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Guaranty upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Guaranty a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)  All such notices shall be addressed,

if to Landlord to:

c/o Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

if to Guarantor to:

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. Bruce J. Mackey Jr.

[Telecopier No. (617) 796-8385]

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

13.           Successors and Assigns.  Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of Guarantor which are contained in this Guaranty shall inure to the benefit of Landlord’s successors and assigns, including without limitation said holders, whether so expressed or not.

14.           Applicable Law.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees of Landlord for obligations of Landlord, as to which the laws of the state of Landlord’s organization shall govern, this Guaranty shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where any such instrument is executed or delivered; or (b) where any payment or other performance required by any such instrument is made or required to be made; or (c) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (g) any combination of the foregoing.

15.           Disputes.  Any disputes, claims or controversies between or among the parties hereto arising out of or relating to this Guaranty or the transactions contemplated hereby, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Guaranty (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

There shall be three arbitrators.  If there are (a) only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration and (b) more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within fifteen days of the nomination of the second arbitrator.  If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.  For the avoidance of doubt, the arbitrators appointed by the parties to such Dispute may be affiliates or interested persons of such parties but the third arbitrator elected by the party arbitrators or by the AAA shall be unaffiliated with either party.

The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the Commonwealth of Massachusetts.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent expressly provided by this Guaranty or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action by a holder of any party, award any portion of such party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

The Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  The party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

16.           Modification of Agreement.  No modification or waiver of any provision of this Guaranty, nor any consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Landlord, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.  This Guaranty may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.

17.           Waiver of Rights by Landlord.  Neither any failure nor any delay on Landlord’s part in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

18.           Severability.  In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Guaranty shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

19.           Entire Contract.  This Guaranty constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

20.           Headings; Counterparts.  Headings in this Guaranty are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Guaranty, it shall not be necessary to produce more than one of such counterparts.

21.           Remedies Cumulative.  No remedy herein conferred upon Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

22.           NON-LIABILITY OF TRUSTEES.  THE DECLARATIONS OF TRUST ESTABLISHING CERTAIN ENTITIES COMPRISING THE LANDLORD, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE “DECLARATIONS”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAMES OF SUCH ENTITIES REFER TO THE TRUSTEES UNDER SUCH DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITIES SHALL BE HELD TO ANY PERSONAL

LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITIES.  ALL PERSONS DEALING WITH SUCH ENTITIES, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITIES FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.           Original Guarantees.  Guarantor and Landlord acknowledge and agree that this Guaranty amends and restates the Original Guarantees in their entirety with respect to the Guaranteed Obligations and that this Guaranty shall govern the rights and obligations of Guarantor with respect to the Guaranteed Obligations from and after the date of this Guaranty.  Notwithstanding the foregoing, the Original Guarantees shall continue to govern the rights and obligations of Guarantor with respect to the “Guaranteed Obligations” (as defined in the Original Guarantees) prior to the date of this Guaranty and nothing contained in this Guaranty shall operate to release Guarantor from any such rights or obligations.

[Remainder of page intentionally left blank.]

WITNESS the execution hereof under seal as of the date above first written.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

LANDLORD HEREBY CONSENTS TO THE EXECUTION AND DELIVERY OF THIS GUARANTY BY GUARANTOR AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF SECTION 23 OF THIS GUARANTY.

CCOP SENIOR LIVING LLC, SNH NS PROPERTIES TRUST, SNH CHS PROPERTIES TRUST, SPTIHS PROPERTIES TRUST, SNH/LTA PROPERTIES TRUST, SNH/LTA PROPERTIES GA LLC, and SNH SOMERFORD PROPERTIES TRUST

By:	/s/ David J. Hegarty
David J. Hegarty
President of each of the foregoing entities

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY AGREEMENT (LEASE NO. 4)]